Exhibit 5.1

1 July 2025

Board of Directors

James Hardie Industries plc

1st Floor, Block A

One Park Place

Upper Hatch Street

Dublin 2

D02 FD79

Re:	James Hardie Industries plc (the “Company”) – Registration Statement on Form S-8

Ladies and Gentlemen:

1.	Basis of Opinion

1.1

We are acting as Irish counsel to the Company (a public company limited by shares, incorporated under the laws of Ireland registered under number 485719 and with its registered office at 1st Floor, Block A, One Park Place, Upper Hatch Street, Dublin 2 D02 FD79) in connection with the filing of a registration statement on Form S-8 (No. 333-[ ]) (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933 (as amended) (the “Securities Act”), with respect to 7,251,679 shares with a nominal value of €0.59 per share of the Company (the “Shares”) that may be delivered pursuant to the The AZEK Company Inc. 2020 Omnibus Incentive Compensation Plan, as amended (the “2020 AZEK Equity Plan”).

1.2

This opinion (the “Opinion”) is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigations of, and we express no opinion as to, the laws of any other jurisdiction or their effect on this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise the addressees of this Opinion of any change in law or change in interpretation of law which may occur after the date of this Opinion.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the Schedule to this opinion (the “Documents”); and

(c)	the searches listed at 1.6 below.

1.4

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Shares and the 2020 AZEK Equity Plan, other than the Documents.

1.5	In giving this Opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.6	For the purpose of giving this Opinion, we have caused to be made the following searches against the Company on 30 June 2025 (together, the “Searches”):

(a)

on the file of the Company maintained by the Irish Registrar of Companies in Dublin (the “CRO”) for returns of allotments, special resolutions amending the constitution of the Company (the “Constitution”), mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)

in the Central Office of the High Court in Dublin for (i) any petitions filed in respect of the Company; and (ii) any proceedings filed in respect of the Company in the five years immediately preceding the date of the search.

1.7	This opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this opinion.

2.	Opinion

Based on our review of the Documents and subject to the assumptions and qualifications set out in this opinion and to any matters not disclosed to us, we are of the opinion that when the Shares have been duly issued (and, if required, paid for in cash), pursuant to and in accordance with the terms and conditions referred to or summarised in the 2020 AZEK Equity Plan, the Shares will be validly issued, fully paid up and non-assessable (“non-assessable” is a phrase which, for the purposes of this Opinion, shall mean that no further sums are required to be paid by the holders thereof in connection with the allotment and issue of the Shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and 2020 AZEK Equity Plan

3.1

that when filed with the SEC, the Registration Statement will not differ in any material respect from the latest draft that we have examined and that the Registration Statement will have become effective under the Securities Act;

3.2

that (if required under the terms of the 2020 AZEK Equity Plan) any awards granted under the 2020 AZEK Equity Plan will be in consideration of the receipt by the Company prior to the issue of the Shares pursuant thereto of cash in an amount at least equal to the nominal value of such Shares and that where Shares are issued under the 2020 AZEK Equity Plan without the requirement for the payment of cash consideration by the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries in a manner permitted by Section 82(6)(f) and Section 1043(4) of the Companies Act 2014 of Ireland (as amended)(the “Companies Act”) and within the time permitted by Section 1027 of the Companies Act;

3.3

that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws (other than Irish law), including applicable U.S. federal and state securities laws;

3.4

that the granting and vesting of any restricted stock units, performance-based restricted stock units and stock options (the “Rollover Awards”) under the 2020 AZEK Equity Plan and the issue of the Shares upon vesting of such Rollover Awards (and the issue of the Shares in connection with any other awards granted under the 2020 AZEK Equity Plan) will be conducted in accordance with the terms and the procedures described in the 2020 AZEK Equity Plan and the applicable award certificate;

3.5	that the Company has sufficient authorised but unissued share capital to issue the required number of Shares to be delivered to the recipients of any awards granted under the 2020 AZEK Equity Plan;

3.6

that, at the time of issue of the Shares, the authority of the Company and the directors of the Company to issue the Shares, as provided for in the shareholder resolutions passed at the Annual General Meeting of the Company on 3 August 2023 in Ireland, the Companies Act 2014 (the “Companies Act”) and the constitution of the Company, is in full force and effect;

3.7

that the Company will continue to renew its authority to issue the Shares in accordance with the terms and conditions set out in the constitution of the Company and the Companies Act (and any statutory modification or re-enactment thereof for the time being in place) and such authority shall be in effect at the time of such issuance;

3.8

that the Company will not re-issue shares from treasury in order to satisfy any grant made pursuant to the 2020 AZEK Equity Plan or any other obligation arising from, or connected to, the 2020 AZEK Equity Plan;

Authenticity and bona fides

3.9

the completeness, accuracy and authenticity of all Documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.10

where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us;

3.11

that the memorandum of association of the Company adopted by resolution of the shareholders of the Company dated and effective on 14 August 2015 and the articles of association of the Company dated and effective on 5 November 2020 constitute the current Constitution of the Company and have not been amended or superseded and there are no other terms governing the Shares other than those set out in the Constitution;

3.12

that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to allot and issue the Shares, not disclosed by the Constitution or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.13

that the Documents will, where necessary, be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

Accuracy of searches and warranties

3.14

the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such search or enquiry been altered. It should be noted that the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for; and

3.15	accordingly, it is assumed that the Searches correctly reflect that:

(a)	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Registration Statement;

(b)	there has been no alteration in the status or condition of the Company as disclosed by the Searches; and

Commercial Benefit

3.16

that the Documents have been or will be entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully

/s/ Arthur Cox LLP

ARTHUR COX LLP

SCHEDULE

Documents

1.	A copy of the form of the Registration Statement to be filed by the Company with the SEC on or about the date of this opinion.

2.	A copy of the 2020 AZEK Equity Plan

3.	A copy of the Memorandum and Articles of Association of the Company.

4.	A copy of the Certificate of Incorporation of the Company on registration as a public limited company under the Companies Act on 15 October 2012.

5.	A copy of the Certificate of Incorporation of the Company following the transfer of the Company’s registered office on 17 June 2010.

6.	A corporate certificate of the secretary of the Company dated 1 July 2025.